Exhibit 99.1

NEWS RELEASE

HECLA MOURNS THE PASSING OF JOHN H. BOWLES, DIRECTOR

FOR IMMEDIATE RELEASE

December 10, 2015

COEUR D’ALENE, IDAHO -- The Board of Directors of Hecla Mining Company (NYSE:HL) is saddened to announce the recent passing of John H. Bowles, Director of the Company.

Mr. Bowles served on the Board of Hecla for over nine years since his retirement as a Partner at PricewaterhouseCoopers LLP. He chaired the Audit Committee, and was also a member of the Executive Committee and Health, Safety, Environmental and Technical Committee.

“John leaves a long, distinguished legacy in our industry and as a member of our Board of Directors for which we are eternally grateful,” said Ted Crumley, Hecla’s Chairman. “He will be deeply missed by his fellow Board members and everyone at Hecla. We send our deepest condolences to his family.”

About Hecla

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho, and Mexico and is a gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in six world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

For further information, please contact:

Jeanne DuPont

Corporate Communications Coordinator

Investor and Public Relations

1-800-HECLA91 (1-800-432-5291)

hmc-info@hecla-mining.com

Cautionary Note Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts, such as anticipated production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.